REGIONS MORGAN KEEGAN SELECT FUNDS

                            ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A

                               DATED APRIL 1, 2006


                                                                  ANNUALIZED %
                                                                  OF AVERAGE
PORTFOLIO                                                      DAILY NET ASSETS
---------                                                      ----------------

Regions Morgan Keegan Select Mid Cap Growth Fund                    0.065%

Regions Morgan Keegan Select Growth Fund                            0.065%

Regions Morgan Keegan Select Mid Cap Value Fund                     0.065%

Regions Morgan Keegan Select Value Fund                             0.065%

Regions Morgan Keegan Select Balanced Fund                          0.065%

Regions Morgan Keegan Select Fixed Income Fund                      0.065%

Regions Morgan Keegan Select Limited Maturity Fixed Income Fund     0.065%

Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund      0.065%

Regions Morgan Keegan Select Treasury Money Market Fund             0.065%